Exhibit 99.1

Cactus Announces Business Update

HOUSTON – April 3, 2020 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced that as part of the Company’s comprehensive response to the weakened macroeconomic environment, Cactus reduced its total U.S. associate headcount by approximately 30% effective April 1st in anticipation of the activity declines expected by early in the second quarter. Cactus also implemented large-scale salary reductions for its workforce beginning in March, inclusive of a 50% reduction to the CEO’s base salary, and salary reductions ranging from 25% to 50% for its other named executive officers. Board Member remuneration has also been reduced by 25%.

As a result of the abovementioned cost rationalization efforts, Cactus will record approximately $1 million in non-routine charges primarily related to severance benefits as of March 31st. These salary and headcount reductions are estimated to result in approximately $35 million of annualized cost savings, $5 million of which are associated with selling, general and administrative expenses. These cost savings estimates include items such as overtime reductions, benefits and payroll taxes. These estimates are, however, exclusive of additional or alternative potential cost saving measures that will be taken by the Company, such as a reduction in discretionary payments to associates related to annual incentive bonuses associated with the Company’s financial performance, which totaled approximately $8 million in 2019, $4 million of which was categorized as selling, general and administrative expenses.

In light of the recent macroeconomic events, Cactus has also withdrawn its full year net capital expenditure guidance for 2020. Net capital expenditures are now expected to be in the range of $20 million to $30 million in 2020, representing a reduction of more than 50% from 2019’s level. A majority of this spend will be allocated to the first half of the year. The Company’s cash balance rose to approximately $230 million as of March 31st, and its $75 million revolver remains fully available. Going forward, Cactus will continue to respond quickly to deteriorating conditions while protecting its reputation for operational excellence.

About Cactus, Inc.

Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers' wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, SCOOP/STACK, Marcellus, Utica, Eagle Ford and Bakken, among other areas, and in Eastern Australia.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.

Cactus, Inc.
John Fitzgerald, 713-904-4655
Director of Corporate Development and Investor Relations
IR@CactusWHD.com

Source: Cactus, Inc.

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